UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PAA NATURAL GAS STORAGE, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-1679071
(State of incorporation or organization)	(IRS Employer Identification No.)
333 Clay Street, Suite 1500
Houston, Texas 77002
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units Representing Limited Partner Interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-164492
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in PAA Natural Gas Storage, L.P. (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), initially filed with the Securities and Exchange Commission on January 25, 2010 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed by the Registrant in accordance with Rule 424(b) thereunder, which description included therein is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on January 25, 2010 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on January 25, 2010).

3.	Form of Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on April 22, 2010).

4.	Form of Specimen Unit Certificate for the Common Units (included as Exhibit A-1 to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on April 22, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PAA Natural Gas Storage, L.P. By: PNGS GP LLC, its general partner
By:	/s/ Al Swanson
Name:	Al Swanson
Title:	Senior Vice President, Chief Financial Officer and Director

Dated: April 27, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on January 25, 2010, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on January 25, 2010).

3.	Form of Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on April 22, 2010).

4.	Form of Specimen Unit Certificate for the Common Units (included as Exhibit A-1 to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-164492), filed with the Securities and Exchange Commission on April 22, 2010).